UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 14, 2007
MASTEC, INC.
(Exact Name of Registrant as Specified in Its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)
(305) 599-1800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On February 14, 2007 (the “Closing Date”), MasTec North America, Inc., a Florida corporation and wholly owned subsidiary of MasTec Inc., a Florida corporation (“MasTec NA”), and ATLAS Traffic Management Systems LLC, a Delaware limited liability company (formerly known as LM-ITS Acquisition Company LLC)(“Atlas”), entered into an Amended and Restated Asset Purchase Agreement (the “Final Purchase Agreement”), which amended and restated the Asset Purchase Agreement previously entered into between the parties on November 9, 2006. Under the Final Purchase Agreement, MasTec NA sold its discontinued state Department of Transportation projects and assets to Atlas for a purchase price of up to $13 million, comprised of $1 million in cash and a contingent earn-out of up to $12 million. We also agreed to keep certain liabilities related to the state Department of Transportation related projects. The closing was effective February 1, 2007 to the extent set forth in the Final Purchase Agreement.
     The Final Purchase Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated herein by reference. The press release announcing the closing of the sale is attached hereto as Exhibit 99.1.
ITEM 9.01 Financial Statements and Exhibits.
     (c) Exhibits
10.1	Amended and Restated Asset Purchase Agreement dated February 14, 2007, by and between MasTec North America, Inc. and ATLAS Traffic Management Systems LLC

99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2007	MASTEC, INC.
	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Asset Purchase Agreement dated February 14, 2007, by and between MasTec North America, Inc. and ATLAS Traffic Management Systems LLC

99.1	Press Release

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